Prudential Total Return Bond Fund, Inc.
Gateway Center Three
100 Mulberry Street,
Newark, NJ 07102-4077


January 20, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24F-2 Notice for Prudential
Total Return Bond Fund, Inc.
		File Nos. 33-55441 and 811-07215_

	On behalf of the Prudential Total Return
Bond Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24F-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

By: (Signature and Title)

Very truly yours,

/S/ M. Sadiq Peshimam

M. Sadiq Peshimam

Assistant Treasurer